UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2024

IPC Alternative Real Estate Income Trust, Inc.

(Exact name of Registrant as Specified in Its Charter)

Maryland	333-272750	87-1302380
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2901 Butterfield Road
Oak Brook, Illinois		60523
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (630) 218-8000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 11, 2024, the board of directors (the “Board”) of IPC Alternative Real Estate Income Trust, Inc. (the “Company”) expanded the size of the Board from three to five directors, and appointed Anthony Chereso and Daniel Rigby as members of the Board to fill the vacancies resulting from such increase in number of directors. Messrs. Chereso and Rigby will serve on the Board until their respective successors are duly elected and qualify. The Board also appointed Mr. Rigby as the chairman of the nominating and corporate governance committee, as a member of the affiliate transaction committee and as a member of the audit committee. Information regarding Mr. Chereso and Mr. Rigby is provided below. Neither Mr. Chereso nor Mr. Rigby was elected pursuant to any arrangement or understanding between himself and any other person, and the Board and the nominating and corporate governance committee affirmatively determined that Mr. Rigby has no direct or indirect material relationship with the Company, meets all of the bright-line independence tests set forth under Section 303A.02 of the New York Stock Exchange Listed Company Manual, meets the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, and meets the definition of an independent director within the Company’s Articles of Amendment and Restatement, as amended (the “Charter”).

Mr. Rigby, like the Company’s other independent directors, will participate in the Company’s compensation program for independent directors. The Company pays to each of its independent directors an annual retainer of $100,000, consisting of $75,000 in cash, payable on a quarterly basis, and a $25,000 grant of restricted stock, plus an additional retainer of $15,000 to the chairperson of the audit committee, $8,500 to the chairperson of the affiliate transaction committee and $8,500 to the chairperson of the nominating and corporate governance committee. Each director may elect to receive all or a portion of the amounts otherwise payable in cash in the form of restricted stock. The annual grant of restricted stock is based on the then-current per share transaction price of the Company’s Class I shares at the time of grant. Restricted stock grants generally vest one year from the date of grant. The Company does not pay its directors additional fees for attending board meetings but does reimburse each of its directors for reasonable out-of-pocket expenses incurred in attending board and committee meetings (including, but not limited to, airfare, hotel and food).

In connection with their appointment as directors, each of Mr. Chereso and Mr. Rigby entered into an indemnification agreement (the “Indemnification Agreements”) with the Company, effective as of January 11, 2024, consistent with the form of indemnification agreement which is entered into between each director and executive officer of the Company. Pursuant to the terms of the Indemnification Agreements, the Company will indemnify and advance expenses and costs incurred by each of Mr. Chereso and Mr. Rigby in connection with any claims, suits or proceedings brought against such director as a result of his service. Such indemnification obligation is subject to the limitations set forth in the Indemnification Agreements and the Charter. The preceding summary of the Indemnification Agreements does not purport to be complete and is qualified in its entirety by reference to the form of indemnification agreement which the Company filed as Exhibit 10.4 to the Company’s Registration Statement on Form S-11 (File No. 333- 272750) filed with the Securities and Exchange Commission on June 16, 2023.

Anthony Chereso

Mr. Chereso, age 61, serves on the Board of Managers of the Company’s advisor, IPC Alternative Real Estate Advisor, LLC. Mr. Chereso also serves as the Chief Financial Officer of The Inland Real Estate Group, LLC. He joined Inland in July 2022 with more than 30 years of experience in finance, tax, audit, commercial real estate, capital markets and the alternative investment industry. Prior to joining Inland, from 2015 to July 2022, Mr. Chereso worked as President and Chief Executive Officer of the Institute for Portfolio Alternatives, the foremost alternative investment trade association. Previously, he was President and Chief Executive Officer of FactRight, a leading third-party independent securities due diligence and research firm and has held roles in capital markets at various real estate investment companies. Additionally, he worked in corporate finance, tax, and audit with Verizon Communications (formerly GTE) for more than 18 years. Mr. Chereso is a graduate of the DePaul University School of Business. The Company believes that Mr. Chereso’s extensive experience in the alternative investment industry and natural leadership ability make him well qualified to serve as a member of the Company’s board of directors.

Daniel Rigby

Mr. Rigby, age 62, has served as the Owner and President of Fox Title Company since October 2010, where he is responsible for all operations of the organization. Since December 2020, Mr. Rigby has also served as a Partner of Knight Rigby, LLC, an employee benefit and government grant consulting company. Prior to his current roles, Mr. Rigby acted as President and Founder of Human Resource Management Systems (“HRMS”) from 1989 through 2012 when HRMS was acquired by Arthur J. Gallagher & Co. Following the acquisition, Mr. Rigby served as a Area Senior Vice President of Arthur J. Gallagher & Co. through March 2020. In addition to his current roles, Mr. Rigby is past Chair and currently serves on the board of Benedictine University, a position he has held since 2001. The Company believes Mr. Rigby’s commercial real estate expertise and mission-driven dedication make him well qualified to serve as a member of the Company’s board of directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IPC ALTERNATIVE REAL ESTATE INCOME TRUST, INC.

Date:	January 16, 2024	By:	/s/ Jerry Kyriazis
Jerry Kyriazis Chief Financial Officer